UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2007

VWR Funding, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-124100 (Commission File Number)	56-2445503 (IRS Employer Identification No.)

1310 Goshen Parkway

P.O. Box 2656

West Chester, PA 19380
(Address of Principal executive offices, including  Zip Code)

(610) 431-1700
(Registrant’s telephone number, including area code)

CDRV Investors, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant” and Item 3.03 “Material Modification to Rights of Security Holders” of this Current Report on Form 8-K (this “Current Report”) hereby is incorporated by reference.

Purchase Agreements

On June 29, 2007 (the “Closing Date”), immediately prior to the consummation of the Merger (as defined in Item 5.01), Varietal Distribution Merger Sub, Inc. (“Merger Sub”) issued $675.0 million in aggregate principal amount of its 10.25%/11.25% Senior PIK Toggle Notes due 2015 (the “Senior Notes”) and $353.3 million and €125.0 million in the aggregate principal amount of its 10.75% Senior Subordinated Notes due 2017 (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”).  The Senior Notes were issued pursuant to a Purchase Agreement, dated June 26, 2007 (the “Senior Notes Purchase Agreement), by and among Merger Sub and Goldman, Sachs & Co., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (the “Senior Notes Initial Purchasers”). The Subordinated Notes were issued pursuant to a Purchase Agreement, dated June 27, 2007 (together with the Senior Notes Purchase Agreement, the “Purchase Agreements”), between Merger Sub and Goldman, Sachs & Co. (the “Subordinated Notes Initial Purchaser”).  Immediately following the Merger on the Closing Date, VWR Funding, Inc. (formerly known as CDRV Investors, Inc.) (the “Company”) assumed Merger Sub’s obligations with respect to the Purchase Agreements pursuant to joinder agreements. In addition, certain of the Company’s U.S. subsidiaries (the “Subsidiary Guarantors”) also entered into the joinder agreements, thereby becoming parties to the Purchase Agreements and assuming all of the rights and obligations under the Purchase Agreements.

Senior Notes Registration Right Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement with respect to the Senior Notes (the “Senior Notes Registration Rights Agreement”), by and among Merger Sub, the Company, the Subsidiary Guarantors and the Senior Notes Initial Purchasers.  Under the Senior Notes Registration Rights Agreement, the Company and the Subsidiary Guarantors are obligated to file and use their commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Senior Notes for other freely tradable notes issued by the Company that are registered with the Securities and Exchange Commission (the “SEC”) and that have substantially identical terms as the Senior Notes. The Senior Notes Registration Rights Agreement provides that if the Company is not able to effect the exchange offer, the Company will file with the SEC and use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to the resales of the Notes. Pursuant to the Senior Notes Registration Rights Agreement, the Company will be obligated to pay additional interest on the Notes in certain instances, including if it does not file the registration statement within 180 days following the Merger or complete the related exchange offer within 30 days of the effective date of the registration statement. If the Company fails to satisfy certain of the registration obligations under the Senior Notes Registration Rights Agreement, it will be subject to a registration default and the annual interest on the Senior Notes will increase by 0.25% and by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum.

Subordinated Notes Registration Rights Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement with respect to the Subordinated Notes (the “Subordinated Notes Registration Rights Agreements”), by and among Merger Sub, the Company, the Subsidiary Guarantors and the Subordinated Notes Initial Purchaser.  The Subordinated Notes Registration Rights Agreement contains substantially similar terms to the Senior Notes Purchase Agreement, except that the Company and the Subsidiary Guarantors are not obligated to file a registration statement with respect to an offer to exchange the Subordinated Notes for other freely tradable securities until holders of a majority in principal amount of the Subordinated Notes request that such a filing and offer be made. If such a request is made, the Company and the Subsidiary Guarantors must file such a registration statement with 90 days of the request.

Management Services Agreement

On the Closing Date, an affiliate of Madison Dearborn Partners, LLC (together with its affiliates, “Madison Dearborn”), received a fee of approximately $35.6 million plus out-of-pocket expenses incurred in connection with the Merger and the related transactions pursuant to an agreement entered into on the Closing Date between the Company and Madison Dearborn (the “Management Services Agreement”). In addition, pursuant to the Management Services Agreement Madison Dearborn will provide the Company with management and consulting services and financial and other advisory services and will be paid an aggregate annual management fee of $2.0 million and reimbursement of out-of-pocket expenses incurred in connection with the provision of such services as well as board level services. The Management Services Agreement includes customary indemnification provisions in favor of Madison Dearborn. The Management Services Agreement shall remain in effect until the date on which none of Madison Dearborn or its affiliates hold directly or indirectly any equity securities of the ultimate parent of the Company or its successors.

Employment Agreements

Overview.  On the Closing Date, the board of directors of VWR International, LLC (formerly known as VWR International, Inc.) (“VWR International”), the Company’s subsidiary, approved new employment agreements for certain members of VWR’s senior management. In addition, the existing employment agreements with such employees were terminated in connection therewith. The Company does not have its own employees, and the same individuals serve on both VWR’s and the Company’s senior management team.  In addition to the financial and severance provisions noted below, the employment agreements contain non-compete, non-solicit and non-hire covenants. The non-compete covenants extend for twelve months beyond the term of employment (except that Mr. Ballbach’s extends for eighteen months) and the non-solicit and non-hire covenants extend for eighteen months beyond the term of employment.

John M. Ballbach (Chairman, President & Chief Executive Officer). Mr. Ballbach will receive a per annum base salary of $925,000 (exclusive of certain perquisites) and an annual target base bonus of 100% of his base salary and a maximum bonus of 200% of his base salary.  If Mr. Ballbach is terminated without “Cause” or if he resigns for “Good Reason” (as  such terms are defined in Mr. Ballbach’s employment agreement), Mr. Ballbach will be entitled to (i) two times the sum of his base salary plus his target bonus for the year in which termination or resignation occurs, payable in equal installments over the 12-month period following termination and (ii) continued health benefits for the 18-month period following termination.

Jack Wyszomierski (Chief Financial Officer).  Mr. Wyszomierski will receive a per annum base salary of $450,000 (exclusive of certain perquisites) and an annual target bonus of 85% of his base salary.  If Mr. Wyszomierski is terminated without “Cause”, if he resigns for “Good Reason” (as  such terms are defined in Mr. Wyszomierski’s employment agreement) or if he resigns for any reason during the period from December 29, 2008 through June 29, 2010, Mr. Wyszomierski will be entitled to (i) one and a half times the sum of his base salary plus his target bonus for the year in which termination or resignation occurs, payable in equal installments over the 12-month period following termination and (ii) continued health benefits for the 18-month period following termination.

George Van Kula (Senior Vice President, General Counsel & Secretary).  Mr. Van Kula will receive a per annum base salary of $375,000 (exclusive of certain perquisites) and an annual target bonus of 75% of his base salary.  If Mr. Van Kula is terminated without “Cause” or if he resigns for “Good Reason” (as  such terms are defined in Mr. Van Kula’s employment agreement), Mr. Van Kula will be entitled to  (i) one and a half times the sum of his base salary plus his target bonus for the year in which termination or resignation occurs, payable in equal installments over the 12-month period following termination and (ii) continued health benefits for the 18-month period following termination.

Ted Pulkownik (Senior Vice President ,Corporate Development, Asia Pacific & Export).  Mr. Pulkownik will receive a per annum base salary of $325,000 (exclusive of certain perquisites) and an annual target bonus of 75% of his base salary.  If Mr. Pulkownik is terminated without “Cause” or if he resigns for “Good Reason” (as  such terms are defined in Mr. Pulkownik’s employment agreement), Mr. Pulkownik will be entitled to  (i) one and a half times the sum of his base salary plus his target bonus for the year in which termination or resignation occurs, payable in equal installments over the 12-month period following termination and (ii) continued health benefits for the 18-month period following termination.

Item 1.02:  Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report under the heading “Employment Agreements” hereby is incorporated by reference.

Item 2.03:  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” of this Current Report is hereby incorporated by reference.

Senior Notes and Subordinated Notes

Overview. The Senior Notes and the Subordinated Notes were issued pursuant to respective indentures, dated as of the Closing Date, by and among Merger Sub, the Company, the Subsidiary Guarantors and Law Debenture Trust Company of New York, as trustee.  The Notes were sold within the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and, outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Ranking. The Senior Notes, and related guarantees, are unsecured obligations of the Company and are subordinate to all of the Company’s and the Subsidiary Guarantors’ obligations under all secured indebtedness, including any borrowings under the new senior secured credit facility to the extent of the value of the assets securing such obligations, and are subordinate to all obligations of each of the Company’s subsidiaries that is not a guarantor of the Senior Notes. The Senior Notes, and related guarantees, rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future unsecured senior indebtedness and rank senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ existing and future subordinated indebtedness, including the Subordinated Notes.

The Subordinated Notes, and related guarantees, are subordinate to all of the Company’s and the Subsidiary Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively subordinate to all obligations of each of the Company’s subsidiaries that is not a guarantor of the of the Subordinated Notes. The Subordinated Notes, and the related guarantees, rank junior in right of payment to all of the Company’s and the Subsidiary Guarantors’ existing and future senior indebtedness, including the Senior Notes and any borrowings under the new senior secured credit facility, rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ future unsecured, senior subordinated indebtedness and rank senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ future indebtedness that is expressly subordinated in right of payment to the Subordinated Notes.

Maturity; Interest Payments.  The Senior Notes will mature on July 15, 2015. Interest on the Senior Notes will be payable twice a year, on each January 15 and July 15, beginning July 15, 2007.  Until July 15, 2011, the Company may elect to pay interest on the Senior Notes (1) entirely in cash (“Cash Interest”), (2) entirely by increasing the principal amount of the Senior Notes (“PIK Interest”) or (3) 50% as Cash Interest and 50% as PIK Interest. PIK Interest will accrue on the Senior Notes at a rate per annum equal to the cash interest rate of 10.25% plus 100 basis points.

The Subordinated Notes will mature on June 30, 2017. Interest on the Subordinated Notes will be payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2007.  The Company will pay interest on the Subordinated Notes on March 31, June 30, September 30 and December 31 of each year, with the first interest payment made on September 30, 2007 provided that on any interest payment date on or prior to the third anniversary of the issuance of the Subordinated Notes, the Company will have the option to pay up to 3% of the interest payable on such date by capitalizing such interest and adding it to the then outstanding principal amount of the Subordinated Notes.

Redemption. The Company may redeem some or all of the Senior Notes at any time prior to July 15, 2011 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make whole” premium. Before July 15, 2011, the Company may redeem up to 35% of the original aggregate principal amount of the Senior Notes at a redemption price equal to 110.250% of their aggregate principal amount, plus accrued interest, with the net cash proceeds of certain equity offerings. In addition, on or after July 15, 2011, the Company may redeem some or all of the Senior Notes at any time at redemption prices that start at 105.125% of their aggregate principal amount. The Company is required to offer to purchase the Senior Notes at 101% of their aggregate principal amount, plus accrued interest to the repurchase date, if it experiences specific kinds of changes in control.

The Company may redeem some or all of the Subordinated Notes at any time prior to June 30, 2012 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make whole” premium. Before June 30, 2012, the Company may redeem up to 40% of the original aggregate principal amount of the Subordinated Notes at a redemption price equal to 110.750% of their aggregate principal amount, plus accrued interest, with the net cash proceeds of certain equity offerings. In addition, on or after June 30, 2012, the Company may redeem some or all of the Subordinated Notes at any time at redemption prices that start at 105.375% of their aggregate principal amount. The Company is required to offer to purchase the Subordinated Notes at 101% of their aggregate principal amount, plus accrued interest to the repurchase date, if it experiences specific kinds of changes in control.

Covenants. The indentures governing the Notes contain covenants that, among other things, limit the Company’s ability and that of its restricted subsidiaries to incur additional debt, pay dividends or make other distributions on capital stock of the Company or repurchase of capital stock of the Company or subordinated indebtedness of the Company, make certain investments or other specified restricted payments, create liens, sell assets and subsidiary stock, enter into transactions with affiliates and enter into mergers, consolidations and sales of substantially all assets.

Events of Default. The indentures governing the Notes provide for customary events of default including non-payment of principal or interest, failure to comply with covenants, cross-acceleration to certain other indebtedness, material judgments and certain bankruptcy or insolvency events.

New Senior Secured Credit Facility

Overview. On the Closing Date, Merger Sub entered into a new senior secured credit facility with a syndicate of lenders, led by Bank of America, N.A., as administrative agent, Goldman Sachs Credit Partners L.P., as syndication agent, and JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc. and PNC Bank, National Association, as co-documentation agents. The Company assumed Merger Sub’s obligations under the new senior secured credit facility pursuant to a joinder agreement. The new senior secured credit facility consists of (1) a term loan facility providing for a loan denominated in Euros in an aggregate principal amount of €600.0 million, (2) a term loan facility providing for a term loan denominated in U.S. dollars in an aggregate principal amount of $615.0 million, and (3) a multi-currency revolving credit facility, providing for up to $250.0 million in multi-currency revolving loans to the borrowers (including letters of credit) outstanding at any time. Undrawn amounts under the revolving credit facility are available on a revolving credit basis for working capital and general corporate purposes of the foreign subsidiary borrowers that are from time-to-time party to the new senior secured credit facility and their respective subsidiaries. The new senior secured credit facility will permit one or more of the Company’s foreign subsidiaries to become foreign borrowers under the revolving credit facility upon the satisfaction of certain conditions.

Maturity; Prepayments. The multi-currency revolving credit facility will mature in 2013. The term loan facilities will each mature in 2014. The principal amount of the Euro term loans and the U.S. dollar term loans will be amortized commencing on September 30, 2009 in annual installments equal to 1% of their respective outstanding principal amounts with the remainder due at maturity.

Subject to certain exceptions, the new senior secured credit facility is subject to mandatory prepayment and reduction in an amount equal to:

•          100% of the net cash proceeds of (1) certain asset sales by the Company and its restricted subsidiaries and (2) certain insurance recovery and condemnation events, with that percentage being reduced to 50% and 0% if certain net leverage ratios are met; and

•          the net cash proceeds from the incurrence of certain additional indebtedness by the Company and its restricted subsidiaries; and

•          beginning with the fiscal year 2008, 50% of excess operating cash flow of the Company and its domestic subsidiaries, together with dividends and repayments of intercompany debt from foreign subsidiaries (other than to repay revolving loans made on the closing date), net of operating cash used (or to be used) to finance permitted acquisitions and other investments for which a binding agreement (or binding commitment) then exists, for capital expenditures, for certain restricted payments and for any voluntary and certain mandatory principal payments (as defined) for any fiscal year, with that percentage being to reduced to 25% and 0% if certain net leverage ratios are met.

Security; Guarantees. The obligations of the Company under the new senior secured credit facility are guaranteed by VWR Investors, Inc. (“Parent”), the Company’s direct parent, and each of the Company’s direct and indirect wholly owned domestic restricted subsidiaries  (other than (i)  unrestricted subsidiaries, (ii)  immaterial subsidiaries, (iii) any direct or indirect U.S. subsidiary of a direct or indirect foreign subsidiary, (iv) captive insurance subsidiaries, (v) non-profit subsidiaries, if any, (vi) any receivables subsidiary, (vii) special purposes entities, if any, (viii) subsidiaries prohibited by law or contract from guaranteeing the new senior secured credit facility, (ix) certain subsidiaries acquired after the Closing Date and (x) other subsidiaries for which the costs and consequences of providing a guarantee are excessive in relation to the benefits to be obtained by the lenders). In addition, the new senior secured credit facility and the guarantees thereunder are secured by security interests in and pledges of or liens on substantially all of the tangible and intangible assets of the Company and the guarantors, including pledges of all the capital stock of all direct or indirect U.S. subsidiaries of the Company and of up to 65% of the capital stock of each first-tier foreign subsidiary or foreign subsidiary holding company.

In the event that any foreign subsidiary of the Company borrows under the new senior secured credit facility, its borrowings would be guaranteed by the Company and the Subsidiary Guarantors. The obligations of a foreign subsidiary borrower would be secured by substantially all of the tangible and intangible assets of such foreign subsidiary borrower, including the capital stock of certain subsidiaries of the foreign subsidiary borrower. The guarantees of the Company and the Subsidiary Guarantors of the foreign subsidiary borrower’s obligations would be secured by the same collateral described in the previous paragraph, but would include 100% of the capital stock of certain foreign subsidiaries of the Company and the Subsidiary Guarantors.

Interest. At the Company’s election, the interest rates per annum applicable to the loans under the new senior secured credit facility are based on a fluctuating rate of interest measured by reference to either (1) an adjusted London inter-bank offered rate, or LIBOR, plus a borrowing margin in effect from time to time, or (2) an alternate base rate, or ABR, plus a borrowing margin in effect from time to time for the relevant currency.

 Fees. The Company pays certain fees with respect to the new senior secured credit facility, including (1) fees equal to 0.50% (subject to 2 step downs if certain net leverage ratios are met) per year, payable quarterly, on the unused commitments of the lenders under the $250.0 million revolving credit facility, (2) letter of credit fees equal to the then applicable spread over adjusted LIBOR in effect from time to time under the revolving credit facility on the aggregate amount available to be drawn under outstanding letters of credit, payable quarterly, plus a fronting bank fee to the letter of credit issuing bank in an amount equal to 0.125% on the aggregate amount available to be drawn under each issued letter of credit, payable quarterly, and (3) customary issuance and administration fees.

Representations and Warranties. The new senior secured credit facility contains customary representation and warranties, including, without limitation, corporate status; legal, valid and binding documentation; no consents; accuracy of financial statements, confidential information memorandum and other information; no material adverse change with respect to each funding under the multi-currency revolving credit facility; absence of undisclosed liabilities, litigation and investigations; no violation of agreements or instruments; compliance with laws; payment of taxes; ownership of properties; inapplicability of the Investment Company Act; solvency; effectiveness of governmental approvals; labor matters; environmental and other regulatory matters; and validity, priority and perfection of security interests in the Collateral.

Covenants. The new senior secured credit facility contains a number of customary affirmative and negative covenants that, among other things, limit or restrict the ability of the Company and the Subsidiary Guarantors to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, change their lines of business, change their fiscal year, or engage in certain transactions with affiliates.

The new senior secured credit facility does not contain any financial maintenance covenants that require the Company to comply with specified financial ratios and tests, such as a minimum interest expense coverage ratio or a maximum leverage ratio.

Events of Default. The new senior secured credit facility contains customary events of default including non-payment of principal, interest or fees, failure to comply with covenants, inaccuracy of representations or warranties in any material respect, cross default to certain other indebtedness, impairment of security interests in collateral or invalidity of guarantees or security documents, material judgments, change of ownership or control, and certain bankruptcy or insolvency events.

Item 3.03:  Material Modification to Rights of Security Holders.

On May 30, 2007, Merger Sub commenced tender offers and consent solicitations in connection with the Merger.  The tender offers were for any and all of (i) the Company’s then outstanding Senior Floating Rate Notes due 2011 (CUSIP No. 12513BAC4) (the “Predecessor Floating Rate Notes”), (ii) the 9 5/8% Senior Discount Notes due 2015 (CUSIP No. 12513BAB6) (the “Predecessor Senior Discount Notes”), issued by CDRV Investment Holdings Corporation (“CDRV Holdings”), a direct wholly owned subsidiary of the Company, (iii) the 8% Senior Subordinated Notes due 2014 (CUSIP No. 918437AD6), (the “Predecessor Senior Subordinated Notes”), issued by VWR International, a subsidiary of the Company, and (iv) the 6 7/8% Senior Notes due 2012 (CUSIP No. 918437AB0) (the “Predecessor Senior Notes” and, together with the Predecessor Floating Rate Notes, Predecessor Senior Discount Notes and the Predecessor Senior Subordinated Notes, the “Predecessor Notes”), issued by VWR International, in each case, on the terms and subject to the conditions set forth in Merger Sub’s Offer to Purchase and Consent Solicitation Statement, dated May 30, 2007 (the “Offer to Purchase”).  Upon the expiration of the consent payment deadline at 5:00 p.m., New York City time, on June 12, 2007 (the “Consent Deadline”), the Company had received tenders and related consents from the holders of at least a majority of the aggregate principal amount of each series of outstanding Predecessor Notes.  Shortly thereafter, the Company and Wells Fargo Bank, National Association (the “Predecessor Notes Trustee”), as trustee, executed a supplemental indenture (the “Floating Rate Notes Supplemental Indenture”), to the indenture, dated as of December 14, 2006, among the Company, the subsidiary guarantors from time to time party thereto and Predecessor Notes Trustee (the “Floating Rate Notes Indenture”).  Shortly after the Consent Deadline, CDRV Holdings and Predecessor Notes Trustee executed a supplemental indenture (the “Discount Notes Supplemental Indenture”) to the indenture, dated as of December 16, 2004, among the Company, the subsidiary guarantors from time to time party thereto and Predecessor Notes Trustee, as supplemented by the First Supplemental Indenture, dated as of December 6, 2006, among CDRV Holdings and Predecessor Notes Trustee, and as supplemented by the Second Supplemental Indenture, dated as of December 6, 2006, among CDRV Holdings, the Company and the Predecessor Notes Trustee (the “Discount Notes Indenture”).  Shortly after the Consent Deadline, VWR International and the Predecessor Notes Trustee executed a supplemental indenture (the “Senior Subordinated Notes Supplemental Indenture”) to the indenture, dated as of April 7, 2004, among CDRV Acquisition Corporation (“CDRV Acquisition”), the subsidiary guarantors from time to time party thereto and the Predecessor Notes Trustee, as supplemented by the first Supplemental Indenture, dated as of April 7, 2004, among VWR International, Inc., a Pennsylvania Corporation, (“VWR Pennsylvania”) and the Predecessor Notes Trustee, and the second Supplemental Indenture, dated as of April 7, 2004, among the VWR International and the Predecessor Notes Trustee  (the “Senior Subordinated Notes Indenture”).  Shortly after the Consent Deadline, VWR International and the Trustee executed a supplemental indenture (the “Senior Notes Supplemental Indenture” and, together with the Floating Rate Notes Supplemental Indenture, the Discount Notes Supplemental Indenture and the Senior Subordinated Notes Supplemental Indenture, the “Supplemental Indentures”) to the indenture, dated as of April 7, 2004, among CDRV Acquisition, the subsidiary guarantors from time to time party thereto and the Predecessor Notes Trustee, as supplemented by the first Supplemental Indenture, dated as of April 7, 2004, among VWR Pennsylvania and the Trustee, and the second Supplemental Indenture, dated as of April 7, 2004, among VWR International and the Trustee (the “Senior Notes Indenture” and, together with the Floating Rate Notes Indenture, the Discount Notes Indenture and the Senior Subordinated Notes Indenture, the “Predecessor Notes Indentures”).

The Predecessor Notes Supplemental Indentures amend the Predecessor Notes Indentures to eliminate substantially all of the restrictive covenants and certain events of default and related provisions in the respective Predecessor Notes Indentures.  The amendments set forth in the Predecessor Notes Supplemental Indentures became operative on the Closing Date when payment for all validly tendered Predecessor Notes was made by Merger Sub.

On the Closing Date, Merger Sub accepted and paid for the following Predecessor Notes tendered into the tender offers: (i) 100% of the outstanding Predecessor Senior Notes; (ii) approximately 99.69% of the outstanding Predecessor Senior Subordinated Notes; (iii) 100% of the outstanding Predecessor Discount Notes; and (iv) approximately 92.72% of the outstanding Predecessor Floating Rate Notes.  On July 2, 2007, the Company redeemed the remaining outstanding Predecessor Floating Rate Notes that were not tendered into the tender offers.

Item 5.01:  Changes in Control of Registrant.

On the Closing Date, the Company completed a merger pursuant to an Agreement and Plan of Merger, dated May 2, 2007 as amended (the “Merger Agreement”), by and among the Company, Varietal Distribution Holdings, LLC (“Holdings”), the indirect parent of the Company, and Merger Sub, pursuant to which Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).  Holdings is an entity affiliated with Madison Dearborn, and is owned by Madison Dearborn, certain co-investors and certain members of the Company’s management. As a result of the Merger, all of the equity securities of the Company are owned by VWR Investors, Inc., which is a wholly-owned subsidiary of Holdings. Madison Dearborn owns approximately 92% of the common equity interests in Holdings on a fully-diluted basis.  Prior to the Merger, the Company was controlled by a fund managed by Clayton, Dubilier & Rice, Inc.

The Merger, including the refinancing of previous debt and the payment of related fees and expenses, was financed by equity contributions of approximately $1,425.0 million, the issuance of $675.0 million in aggregate principal amount of Senior Notes, the issuance of $353.3 million and €125.0 million in Subordinated Notes and senior secured term loan borrowings under the new senior secured credit facility of €600.0 million and $615.0 million and approximately $58.7 million of cash and cash equivalents held by the Company.

The board of directors of the Company (the “Board”), and the board of managers of Holdings, initially will consist of five members composed of four persons designated by Madison Dearborn and John Ballbach, so long as Mr. Ballbach remains Chief Executive Officer of the Company.

In connection with the Merger, Madison Dearborn, certain co-investors and certain members of the Company’s management entered into Unit Purchase Agreements, a Securityholders Agreement and a Limited Liability Company Agreement (the “LLC Agreement”) with Holdings.  Each Unit Purchase Agreement entered into with members of management, among other things (i) specifies the number of securities to be issued by Holdings and the purchase price for such securities, (ii) provides for the vesting schedule, if any, for certain of the common units of Holdings, (iii) provides for the repurchase of the securities by Holdings or Madison Dearborn if a member of management should cease to be employed by Holdings or its subsidiaries for any reason, (iv) provides each member of management the right to sell securities held by him or her to Holdings or Madison Deaborn upon the termination of such member’s employment and (v) requires each member of management to make certain representations regarding such member’s purchase of the securities.  Among other things, the Securityholders Agreement (i) contains various restrictions on transfers of Holdings units, (ii) provides certain rights of first refusal on transfers of Holdings units, (iii) provides certain rights to participate in transfers of Holdings units (i.e., a “tag-along” right), (iv) requires each holder to participate in a sale of Holdings (i.e., a “drag-along” right), (v) provides certain holders rights to purchase additional Holdings common units in connection with issuances to Madison Dearborn and (vi) provides for certain rights following a reorganization and/or recapitalization of Holdings as a corporation to register for sale under the Securities Act shares of Holdings common stock.  Among other things, the LLC Agreement (i) establishes Holdings’ organizational matters (including formation, purpose and powers, and principal and registered offices), (ii) describes Holdings’ procedures for holding meetings of unitholders and the voting powers associated with Holdings’ equity securities, (iii) provides for the order of distribution of Holdings’ assets to unitholders upon a liquidation or winding up or certain other events and (iv) establishes the composition of Holdings’ board of managers.

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Principal Directors or Principal Officers.

Upon consummation of the Merger, on the Closing Date, pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each of B. Charles Ames, Charles A. Banks, Robert L. Barchi, Alan W. Dunton, Joseph F. Eckroth, Jr., Lewis S. Edelheit, George K. Jaquette, Brian P. Kelley, Richard J. Schnall, Carl T. Stocker and Robert Zollars, resigned from their positions as members of the Board.

(b) and (d)  Election of Directors.

The information set forth in Item 5.01 of this Current Report with respect to the Unitholders Agreements is hereby incorporated by reference.

On the Closing Date, in connection with the Merger, Timothy P. Sullivan, Nicholas W. Alexos, Harry M. Jansen Kraemer, Jr. and Timothy D. Sheehan were elected as members of The Board. In addition, John M. Ballbach, the Company’s Chief Executive Officer, was appointed the Chairman of the Board.

(e) Compensatory Arrangements.

The information set forth in Item 1.01 of this Current Report under the heading “Employment Agreements” hereby is incorporated by reference.

Item 5.03:  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On the Closing Date, upon consummation of the Merger, the Bylaws of Merger Sub became the Bylaws of the Company.  In addition, the Certificate of Incorporation of the Company was amended and restated and the name of the Company changed from CDRV Investors, Inc. to VWR Funding, Inc.  The Company’s Certificate of Incorporation and Merger Sub’s Bylaws are filed herewith as Exhibits 5.1 and 5.2, respectively.

Item 8.01:  Other Events.

On the Closing Date, VWR issued a press release announcing the completion of the Merger.  The full text of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

5.1	Certificate of Incorporation of VWR Funding, Inc.

5.2	Bylaws of Varietal Distribution Merger Sub, Inc.

99.1	VWR International, Inc. press release dated June 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: July 6, 2007	By:	/s/ George Van Kula
Name George Van Kula
Title Senior Vice President, General Counsel & Secretary